Exhibit 10.12

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of [●], 2022, by and among Perfect Corp., a company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”) and [name of director] (the “Director” or “Indemnitee”)

RECITALS

A.           The Company and the Indemnitee recognize the substantial increase in corporate litigation in general, which subjects directors, officers, employees, controlling persons, shareholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

B.           The Indemnitee does not regard the current protection available as adequate under the present circumstances, and the Indemnitee and other directors and officers of the Company may not be willing to serve in such capacities without additional protection.

C.           The Company (i) desires to attract and retain highly qualified individuals and entities, such as the Director, to serve the Company and, in part, in order to induce the Director to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to the Indemnitee to the maximum extent permitted by law and the Company’s Memorandum and Articles of Association, as amended (the “M&A”) as provided herein.

D.           In view of the considerations set forth above, the Company desires that the Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and the Indemnitee hereby agree as follows:

1.           Indemnification.

(a)           Indemnification of Expenses. Subject to Section 8 below, the Company shall indemnify and hold harmless the Director to the fullest extent permitted by applicable law and the M&A if the Director was, is or will be involved as a party, potential party, non-party witness, or otherwise involved, or is threatened to be made a party to or witness, any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternative dispute resolution mechanism, hearing, inquiry, investigation, administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that such Director reasonably believes might lead to the institution of any such action, suit, alternative dispute resolution mechanism or other proceeding hereinabove listed in which the Director was, is or will be involved as a party, potential party, non-party witness or otherwise (hereinafter a “Claim”) (other than an action by right of the Company) by reason of the fact that the Director is or was a director, officer, trustee, fiduciary or agent of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, trustee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action or inaction on the part of the Director while serving in such capacity (hereinafter, an “Agent”) or as a direct or indirect result of any Claim made by a third party against the Director based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by securities or common laws (hereinafter, collectively, “Indemnification Events”) against any and all direct and indirect reasonable expenses (including attorneys’ fees and all other costs, expenses and obligations of the types reasonably incurred in connection with (i) investigating, defending, being a witness in or otherwise participating in (including on appeal), or preparing to defend, be a witness in or otherwise participate in, any Claim or (ii) establishing or enforcing a right to indemnification under this Agreement, the M&A, applicable law or otherwise) (the “Expenses”), and any losses or liabilities including any judgments, fines, excise taxes and penalties, and penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) (the “Liabilities”) actually and reasonably incurred by Director in connection with such Claim if the Director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. For purposes of this Agreement, “person” includes an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority, and “subsidiary” means, as of the relevant date of determination, with respect to any person (the “subject entity”), (i) any person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such person are owned or controlled directly or indirectly by the subject entity or through one (1) or more subsidiaries of the subject entity, (ii) any person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the International Financial Reporting Standards, in effect from time to time, or (iii) any person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.

(b)           Contribution. If the indemnification provided for in Section l(a) above for any reason other than the statutory limitations of applicable law or as provided in Section 8, is held by a court of competent jurisdiction to be unavailable to the Indemnitee in respect of any losses, claims, damages, expenses or liabilities in which the Company is jointly liable with the Indemnitee, as the case may be (or would be jointly liable if joined), then the Company, in lieu of indemnifying the Indemnitee thereunder, shall contribute to the amount actually and reasonably incurred and paid or payable by the Indemnitee as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Indemnitee, and (ii) the relative fault of the Company and the Indemnitee in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such losses, claims, damages, expenses or liabilities.

The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(c)           Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee.

(d)           Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent the Indemnitee has been successful on the merits or otherwise, in the defense of any Claim referred to in Section l(a) hereof or in the defense of any claim, issue or matter therein, whether in whole or in part, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection herewith. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.           Expenses; Indemnification Procedure.

(a)           Advancement of Expenses. Subject to Section 8 and except as prohibited by applicable law, the Company shall advance all Expenses incurred by the Indemnitee in connection with any Claim. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the M&A, applicable law or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event no later than thirty (30) days after written demand by the Indemnitee therefor to the Company.

(b)           Notice/Cooperation by Indemnitee. The Indemnitee shall give the Company notice in writing promptly after receipt of notice of commencement of any Claim, or the threat of the commencement of any Claim, made against the Indemnitee for which indemnification will or could be sought under this Agreement. The notice given by the Indemnitee to the Company shall include a brief description of such Claim for which such advancement is sought. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other person and/or address as the Company shall designate in writing to the Indemnitee). The failure of the Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless such failure unfairly and materially prejudiced the Company.

(c)           No Presumptions; Burden of Proof. For purposes of this Agreement, (i) in making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption, and (ii) the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(d)           Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e)           Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with legal counsel reasonably approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such legal counsel by the Indemnitee and the retention of such legal counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ the Indemnitee’s legal counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ separate legal counsel in connection with any such proceeding, at the expense of the Company, if such legal counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of legal counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not in fact continue to retain such legal counsel to defend such Claim, then the fees and expenses of the Indemnitee’s legal counsel shall be at the expense of the Company.

3.           Additional Indemnification Rights; Non-exclusivity.

(a)           Scope. The Company hereby agrees to indemnify the Director to the fullest extent permitted by law (except as provided in Section 8) and the M&A with respect to Claims for Indemnification Events, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Cayman Islands company to indemnify a member of its board of directors or an officer, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman Islands company to indemnify a member of its board of directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8 hereof.

(b)           Non-exclusivity. Subject to the restrictions expressly set forth herein, including Sections 4 and 8 hereof, the rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall be cumulative and in addition to any rights or remedies at law or in equity, now or hereafter existing, to which the Indemnitee may be entitled under the M&A, any agreement, any vote of shareholders or disinterested directors, the applicable laws, or otherwise. Notwithstanding anything in this Agreement, the rights of indemnification, contribution and advancement of Expenses provided under this Agreement shall continue as to the Director for any action the Director took or did not take while serving as an Agent even though such Director may have ceased to serve in such capacity and such indemnification shall inure to the benefit of the Director from and after the Director’s first day of service as an Agent.

4.           No Duplication of Payments. Notwithstanding anything in this Agreement, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against the Indemnitee or any Expenses or Liabilities to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, the M&A or otherwise) of the amounts otherwise indemnifiable hereunder. To the extent that the Indemnitee has actually received any payment of such amounts from the Company that the Company shall not be liable for pursuant to this Section 4, the Indemnitee shall promptly, and in any case within thirty (30) days, repay such amounts to the Company upon the Company’s written request.

5.           Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred, or Liabilities in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses or Liabilities to which the Indemnitee is entitled.

6.           Mutual Acknowledgement. The Company and the Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

7.           Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, fiduciaries or agents, the Director shall be covered by such policies in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, officers, fiduciaries or agents.

8.           Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Claims Initiated by the Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to Claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement, any other agreement, insurance policy, the M&A, or any applicable laws, or (ii) in specific cases if the Company has joined in or the board of directors of the Company has approved the initiation or bringing of such Claim, in respect of each of (i) and (ii) regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

(b)           Claims Under Section 16(b). To indemnify the Indemnitee for expenses and the payment of profits or an accounting thereof arising from the purchase and sale by the Indemnitee of securities in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provisions of any international, federal, state or local statutory law;

(c)           Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld;

(d)           Unlawful Indemnification. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication;

(e)           Fraud. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that the Indemnitee has committed fraud on the Company;

(f)           Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in the proceeding was not made in good faith or was frivolous;

(g)           Insurance. To indemnify the Indemnitee for which payment is actually made to the Indemnitee under a valid and collectible insurance policy of the Company; or

(h)           Company Contracts. To indemnify the Indemnitee with respect to any Claim related to any dispute or breach arising under any contract or similar obligation between the Company and the Indemnitee (in such Indemnitee’s capacity as an Agent).

9.           Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Director, the Director’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.           Counterparts and Facsimile. This Agreement may be executed in one or more counterparts, each of which shall constitute an original. This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.           Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.

12.           Attorneys’ Fees. Subject to Section 8 and except as prohibited by applicable law, in the event that any action is instituted by the Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, the Indemnitee shall be entitled to be paid all Expenses actually and reasonably incurred by the Indemnitee with respect to such action if the Indemnitee is ultimately successful in such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid Expenses actually and reasonably incurred by the Indemnitee in defense of such action (including costs and expenses incurred with respect to the Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, in each case only to the extent that the Indemnitee is ultimately successful in such action.

13.           Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one (1) day after the business day of delivery by facsimile transmission or electronic mail, if deliverable by facsimile transmission or electronic mail, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Director’s address as set forth beneath their signatures to this Agreement and if to the Company at the address of its principal corporate offices (attention: Chief Executive Officer), or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

14.           Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15.           Choice of Law and Dispute Resolutions.

(a)           This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the Hong Kong Special Administrative Region (“Hong Kong”), without regard to the conflict of laws principles thereof.

(b)           Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

(c)           The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with the said Rules. The arbitration tribunal shall consist of three arbitrators to be appointed by Hong Kong International Arbitration Centre. The arbitration shall be conducted in the Chinese language.

(d)           Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

(e)           The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

(f)           When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(g)           The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(h)           Regardless of anything else contained herein, any party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

16.           Subrogation. In the event of payment to the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

17.           Amendment and Termination. Except as provided in Section 20, no amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.           No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employment or service of the Company or any of its subsidiaries.

19.           Corporate Authority. The board of directors of the Company has approved the terms of this Agreement in accordance with Cayman Islands law.

20.           Termination of Agreement. This Agreement shall terminate and be of no further force or effect upon the Director ceases to be a director of the Company due to any reason; provided that the Indemnitee will be entitled to all of the benefits and rights accorded the Indemnitee under this Agreement including rights of indemnification, contribution and advancement of Expenses incurred after the termination of this Agreement with respect to any Claims for any Indemnification Events arising or related to events, circumstances and actions or omissions, whether in whole or in part, which have occurred or alleged and to have occurred prior to the termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the date first above written.

COMPANY:	Perfect Corp.

a Cayman Islands company

By:
Name: Alice H. Chang
Title: Director

[Signature page to Indemnification Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the date first above written.

DIRECTOR:	As Individual:

Name:

Address:

[Signature page to Indemnification Agreement]